Exhibit 99.1
LIONSGATE REPORTS NET INCOME OF $31.7 MILLION AND ADJUSTED EBITDA
OF $54.4 MILLION FOR SECOND QUARTER OF FISCAL 2010 COMPARED TO NET
LOSS OF $51.8 MILLION AND ADJUSTED EBITDA OF NEGATIVE $35.9
MILLION IN PRIOR YEAR’S SECOND QUARTER
Basic Net Income Per Common Share Is $0.27 In Second Quarter Compared To Basic Net
Loss of $0.44 In Prior Year’s Second Quarter
Company Reports Revenues of $781.4 Million, Net Income of $68.1 Million And Adjusted EBITDA of $107.7 Million For First Six Months of Fiscal 2010 Compared to Revenues of $679.2 Million, Net Loss of $48.3 Million And Adjusted EBITDA of Negative $18.6 Million In Prior Year’s First Six Months
Santa Monica, CA, and Vancouver, BC (November 9, 2009) — Lionsgate (NYSE: LGF), the leading next generation studio, continued its solid growth momentum and, bolstered by strong gains in its television production business, new revenue from TV Guide Network and TV Guide.com and reduced theatrical marketing costs, reported revenues of $393.7 million and net income attributable to Lionsgate shareholders of $31.7 million for the fiscal 2010 second quarter ended September 30, 2009, the Company announced today. Basic net income per common share was $0.27 on 117.3 million weighted average common shares outstanding, compared to basic net loss of $0.44 on 116.9 million weighted average common shares outstanding in the prior year’s second quarter. Theatrical marketing costs in the quarter were $37.6 million, a 66% decline from $109.7 million in the prior year’s second quarter.
The Company reported adjusted EBITDA of $54.4 million in the second quarter compared to adjusted EBITDA of negative $35.9 million for the prior year’s second quarter. Adjustments in the quarter were made for non-cash stock options, stock appreciation rights and restricted stock units, certain non-recurring charges and non-risk prints and advertising expense, and the deduction of Lionsgate’s partners’ share of EBITDA attributed to TV Guide. EBITDA is defined as earnings before interest, income tax provision, depreciation and amortization, equity interests and gains on extinguishment of debt and the sale of equity securities.
Second quarter revenues were $393.7 million, an increase of 3% compared to $380.7 million in the prior year’s second quarter, reflecting continued strong growth in television production revenues and new revenue of $27.7 million from TV Guide Network and TV Guide.com in the quarter.
For the six months ended September 30, 2009, Lionsgate reported revenues of $781.4 million, net income attributable to Lionsgate shareholders of $68.1 million and adjusted EBITDA of $107.7 million. This compared to revenues of $679.2 million, net loss of $48.3 million and adjusted EBITDA of negative $18.6 million in the prior year’s first six months. Basic net income per common share for the six months ended September 30, 2009 was $0.58 on 117.2 million weighted average common shares outstanding compared to basic net loss of $0.41 on 117.6 million weighted average common shares outstanding in the prior year’s first six months.
“As anticipated, we had another strong financial quarter, showing what we can achieve from our diversified portfolio of businesses as we benefited from strong contributions from our television production operations and new revenue from TV Guide Network and TV Guide.com,” said

Lionsgate Co-Chairman and Chief Executive Officer Jon Feltheimer. “We are on track to meet our financial targets for the year, and we believe that the current performance of our businesses, coupled with growing returns we anticipate from our new investments and the ultimate profitability we expect to achieve from next year’s film slate and beyond, positions us for strong financial results in the future.”
Overall motion picture revenue for the quarter of $277.1 million decreased $35.1 million, or 11%, compared to $312.2 million in the prior year’s second quarter. Within the motion picture segment, theatrical revenue was $30.3 million, a decrease of 11% compared to the prior year second quarter, as the Company released Tyler Perry’s I Can Do Bad All By Myself and Gamer in the quarter, compared to four wide releases in the prior year’s second quarter.
Lionsgate’s home entertainment revenue from the motion picture segment was $123.4 million in the quarter, a decline of 25% from the prior year’s second quarter. The home entertainment slate in the quarter included such titles as Crank: High Voltage, The Haunting In Connecticut, Horsemen and continued sales of New In Town and Tyler Perry’s Madea Goes To Jail. Although titles such as Crank: High Voltage overconverted strongly, the underlying box office of new titles released in the quarter was lower than the underlying box office for the slate of The Forbidden Kingdom, Tyler Perry’s Meet The Browns, The Bank Job and Rambo in the prior year’s second quarter.
Television included in motion pictures revenue rose to $68.2 million in the second quarter, an increase of 10% from the prior year’s second quarter, with a slate of Saw V, Tyler Perry’s The Family That Preys, Transporter 3, Bangkok Dangerous, Disaster Movie, My Best Friend’s Girl, Religulous and “W.” comparing favorably to a slate of 3:10 To Yuma, Good Luck Chuck, Saw IV, War and Tyler Perry’s Why Did I Get Married? in the prior year’s second quarter.
International revenues of $27.5 million in the second quarter declined 4% from the prior year’s second quarter. The principal revenue contributors in the quarter included My Bloody Valentine 3-D and Crank 2: High Voltage compared to 3:10 To Yuma, Employee of the Month, Saw IV and War in the prior year’s second quarter.
Mandate Pictures’ revenue of $25.7 million in the second quarter increased 21% from $21.2 million in the prior year’s second quarter on a slate of Horsemen, Passengers and Whip It and a number of smaller titles compared to a slate of 30 Days of Night, Juno and Nick and Norah’s Infinite Playlist in the prior year’s second quarter.
Television production revenue increased to $88.9 million in the second quarter, a gain of 30% compared to $68.5 million in the prior year’s second quarter, with a 14% increase in domestic series licensing from Lionsgate Television deliveries of seven episodes of Weeds Season 5 (Showtime), eight episodes of Mad Men Season 3 (AMC) and five episodes of Crash Season 2 (Starz) along with a 71% increase in revenues from Debmar-Mercury, primarily due to the licensing of such shows as Tyler Perry’s House of Payne, its spinoff Meet The Browns and The Wendy Williams Show, as well as an 80% increase in international televsion sales and a 7% increase in revenue from home entertainment releases of television production.
Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2010 second quarter financial results at 9:00 A.M. ET/6:00 A.M. PT, Tuesday, November 10, 2009. Interested parties may participate live in the conference call by calling 1-800-401-8436

(612-332-0418 outside the U.S. and Canada). A full digital replay will be available from Tuesday morning, November 10, through Tuesday, November 17, by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 120735.
About Lionsgate
Lionsgate (NYSE: LGF) is the leading next generation studio with a strong and diversified presence in the production and distribution of motion pictures, television programming, home entertainment, family entertainment, video-on-demand and digitally delivered content. The Company has built a strong television presence in production of prime time cable and broadcast network series, distribution and syndication of programming through Debmar-Mercury and an array of channel platform assets, including TV Guide Network in partnership with JPMorgan’s One Equity Partners, the Epix multiplatform channel with partners Viacom and MGM, the FEARnet branded horror channel with partners Comcast and Sony, and the KIX and Thrill branded action and horror channels in Asia. Its feature film business achieved a number one box office opening weekend in September 2009 with the eighth film in the Tyler Perry franchise, I CAN DO BAD ALL BY MYSELF, and achieved one of the highest per screen averages in history with the platform release of PRECIOUS in November 2009. The Company’s home entertainment business has grown to more than 7% market share and is an industry leader in its box office-to-DVD revenue conversion rate. Lionsgate handles a prestigious and prolific library of approximately 12,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company’s core businesses. The Lionsgate brand remains synonymous with original, daring, quality entertainment in markets around the world.
***
www.lionsgate.com
For further information, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com
The matters discussed in this press release include forward-looking statements, including those regarding the timing of our upcoming film slate and the performance of our fiscal 2010. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by our credit facilities, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2009, and in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on October 13, 2009, which risk factors are incorporated herein by reference. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

	September 30,	March 31,
	2009	2009
	(Amounts in thousands,
	except share amounts)
ASSETS
Cash and cash equivalents	$112,652	$138,475
Restricted cash	9,896	10,056
Restricted investments	6,999	6,987
Accounts receivable, net of reserve for returns and allowances of $89,645 (March 31, 2009 - $98,947) and provision for doubtful accounts of $8,667 (March 31, 2009 - $9,847)	231,975	227,010
Investment in films and television programs, net	749,283	702,767
Property and equipment, net	38,034	42,415
Finite-lived intangible assets, net	75,368	78,904
Goodwill	379,353	379,402
Other assets	86,113	81,234

Total assets	$1,689,673	$1,667,250

LIABILITIES
Borrowings under bank line of credit	$255,000	$255,000
Accounts payable and accrued liabilities	176,268	270,561
Participations and residuals	304,271	371,857
Film and production obligations	293,714	304,525
Subordinated notes and other financing obligations	266,358	281,521
Mandatorily redeemable preferred stock units held by noncontrolling interest	88,431	—
Deferred revenue	134,911	142,093

Total liabilities	1,518,953	1,625,557

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Lions Gate Entertainment Corp. shareholders’ equity:
Common shares, no par value, 500,000,000 shares authorized, 117,618,718 and 116,950,512 shares issued at September 30, 2009 and March 31, 2009, respectively	515,944	494,724
Accumulated deficit	(373,088)	(441,153)
Accumulated other comprehensive loss	(5,974)	(11,878)

Total Lions Gate Entertainment Corp. shareholders’ equity	136,882	41,693
Noncontrolling interest	33,838	—

Total equity	170,720	41,693

Total liabilities and equity	$1,689,673	$1,667,250

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008
	(Amounts in thousands, except per share amounts)
Revenues	$393,677	$380,718	$781,384	$679,177
Expenses:
Direct operating	198,047	199,626	411,106	347,310
Distribution and marketing	102,245	189,407	187,228	288,382
General and administration	42,452	30,600	83,571	68,908
Depreciation and amortization	6,207	1,415	14,402	2,801

Total expenses	348,951	421,048	696,307	707,401

Operating income (loss)	44,726	(40,330)	85,077	(28,224)

Other expenses (income):
Interest expense
Contractual cash based interest	5,392	3,531	10,385	6,909
Amortization of debt discount, deferred financing costs and accretion of redeemable preferred stock units	7,905	5,378	13,621	9,887

Total interest expense	13,297	8,909	24,006	16,796
Interest and other income	(382)	(2,047)	(808)	(4,202)
Gain on extinguishment of debt	—	—	(7,458)	—

Total other expenses, net	12,915	6,862	15,740	12,594

Income (loss) before equity interests and income taxes	31,811	(47,192)	69,337	(40,818)
Equity interests loss	(1,928)	(1,960)	(3,645)	(4,146)

Income (loss) before income taxes	29,883	(49,152)	65,692	(44,964)
Income tax provision	674	2,662	2,011	3,331

Net income (loss)	29,209	(51,814)	63,681	(48,295)
Add: Net loss attributable to noncontrolling interest	2,507	—	4,384	—

Net income (loss) attributable to Lions Gate Entertainment Corp. Shareholders	$31,716	$(51,814)	$68,065	$(48,295)

Basic Net Income (Loss) Per Common Share	$0.27	$(0.44)	$0.58	$(0.41)

Diluted Net Income (Loss) Per Common Share	$0.26	$(0.44)	$0.56	$(0.41)

Weighted average number of common shares outstanding:
Basic	117,322	116,861	117,199	117,647
Diluted	138,732	116,861	137,671	117,647

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months	Six Months
	Ended	Ended
	September 30,	September 30,
	2009	2008
	(Amounts in thousands)
Operating Activities:
Net income (loss) attributable to Lions Gate Entertainment Corp. shareholders	$68,065	$(48,295)
Net loss attributable to noncontrolling interest	(4,384)	—

Net income (loss)	63,681	(48,295)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation of property and equipment	7,952	2,242
Amortization of films and television programs	287,303	186,743
Amortization of debt discount, deferred financing costs and accretion of redeemable preferred stock units	13,621	9,887
Amortization of intangible assets	6,450	559
Non-cash stock-based compensation	7,686	7,516
Gain on extinguishment of debt	(7,458)	—
Equity interests loss	3,645	4,146
Changes in operating assets and liabilities:
Restricted cash	160	(11,935)
Accounts receivable, net	(301)	56,667
Investment in films and television programs	(333,476)	(325,176)
Other assets	(4,381)	(9,438)
Accounts payable and accrued liabilities	(96,247)	3,077
Participations and residuals	(68,116)	65,271
Film obligations	(36,901)	(4,325)
Deferred revenue	(7,469)	23,337

Net Cash Flows Used In Operating Activities	(163,851)	(39,724)

Investing Activities:
Purchases of restricted investments	(6,999)	—
Proceeds from the sale of restricted investments	6,987	125
Investment in equity method investees	(14,924)	(11,099)
(Increase) decrease in loans receivable	8,333	(28,427)
Purchases of property and equipment	(3,690)	(5,743)

Net Cash Flows Used In Investing Activities	(10,293)	(45,144)

Financing Activities:
Exercise of stock options	—	2,894
Tax withholding requirements on equity awards	(1,343)	(2,941)
Repurchase and cancellation of common shares	—	(44,737)
Proceeds from the sale of 49% interest in TV Guide	122,355	—
Borrowings under bank line of credit	70,000	—
Repayments of borrowings under bank line of credit	(70,000)	—
Increase in production obligations	128,094	113,320
Repayment of production obligations	(102,490)	(104,216)
Repayment of other financing obligations	(406)	—

Net Cash Flows Provided By (Used In) Financing Activities	146,210	(35,680)

Net Change In Cash And Cash Equivalents	(27,934)	(120,548)
Foreign Exchange Effects on Cash	2,111	(2,136)
Cash and Cash Equivalents — Beginning Of Period	138,475	371,589

Cash and Cash Equivalents — End Of Period	$112,652	$248,905

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET INCOME TO EBITDA, AS DEFINED AND EBITDA, AS ADJUSTED

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008
	(Amounts in thousands, except per share amounts)
Net income	$29,209	$(51,814)	$63,681	$(48,295)
Depreciation and amortization	6,207	1,415	14,402	2,801
Interest expense	13,297	8,909	24,006	16,796
Interest and other income	(382)	(2,047)	(808)	(4,202)
Income tax provision	674	2,662	2,011	3,331
Equity interests loss	1,928	1,960	3,645	4,146
Gain on extinguishment of debt	—	—	(7,458)	—

EBITDA	$50,933	$(38,915)	$99,479	$(25,423)
Stock based compensation	4,293	2,985	8,288	6,870
EBITDA attributable to noncontrolling interest	(2,081)	—	(2,332)	—
Non-recurring corporate defense charges	—	—	1,012	—
Non-risk prints and advertising expense	1,253	—	1,253	—

EBITDA, as adjusted	$54,398	$(35,930)	$107,700	$(18,553)

EBITDA is defined as earnings before interest, income tax provision, depreciation and amortization, equity interests, and gains on extinguishment of debt and the sale of equity securities. EBITDA as defined, is a non-GAAP financial measure.
EBITDA as adjusted represents EBITDA as defined above adjusted for stock based compensation, EBITDA attributable to noncontrolling interest, certain non-recurring charges, and non-risk prints and advertising expense. Stock based compensation represents compensation expenses associated with stock options, restricted share units and stock appreciation rights. Non-recurring charges represent legal and other professional fees associated with a shareholder activist matter. Non-risk prints and advertising expense represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a guarantee that such expense will be recouped from the performance of the film (i.e. there is no risk of loss to the company) net of an amount of the estimated amortization of participation expense that would had been recorded if such amount had not been expensed.
Management believes EBITDA as defined, and EBITDA as adjusted to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA as defined, and EBITDA as adjusted, is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA as defined, and EBITDA as adjusted, to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. EBITDA as defined and EBITDA as adjusted, do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA as defined or EBITDA as adjusted, in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.